EXHIBIT 10.55


                                LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (the "Agreement"), is effective as of this 29th day of June, 1990, between SIMMONS COMPANY, a corporation duly created, organized and existing under the laws of the State of Delaware, having its office and principal place of business at 6 Executive Park Drive, Atlanta, Georgia, U.S.A. (hereinafter referred to as "Simmons") and Simmons I. P. [Illegible], a corporation duly created, organized and existing under the laws of the Province of Ontario, Canada having its office and principal place of business at C/O Goodman & Goodman, 20 Queen Street West, Toronto, Ontario M5H 1V5, Attention Joel S. Schachter (hereinafter referred to as "Licensor"), and SIMMONS CANADA INC., a corporation duly created, organized and existing under the laws of the Province of Ontario, Canada, having its office and principal place of business at 6900 Airport Road, Mississauga, Ontario, Canada (hereinafter referred to as "Primary Licensee").

     Simmons has acquired and developed and continues to acquire and develop patents, technology and know-how relating to the manufacture of mattresses having pocket-coil and open-coil innerspring construction, box springs, bedding components and related bedding accessories, including the equipment necessary for the manufacture, packaging and labeling of bedding products, the use of such equipment, plant layouts, product specifications, materials and other information and Licensor has acquired patents relating thereto.

     Licensor has, except as set forth in Schedule A hereto, (i) the right to grant a license relating to the Patents (as hereinafter defined) and other rights specified herein, and (ii) the sole and exclusive ownership rights in the Licensed Trademarks (as hereinafter defined) in connection with the sale, importation, distribution, advertisement and promotion of the Licensed Products (as hereinafter defined) in the Licensed Territory (as hereinafter defined), and (iii) the right to grant licenses to others for the use of the Licensed Trademarks.

     Simmons has the right to grant a license relating to the Technology (as hereinafter defined). Simmons has developed and continues to develop Marketing Information (as hereinafter defined) which may be used in connection with the marketing, sale, importation, distribution, advertisement and promotion of the Licensed Products in the Licensed Territory.

     Primary Licensee desires to obtain an exclusive license for the use of the Technology, the Licensed Trademarks and the Patents and other rights in connection with the manufacture, use, sale, importation, distribution, advertisement and promotion of the Licensed Products in the Licensed Territory, and to use the Marketing Information in connection with the marketing, sale, importation, distribution, advertisement and promotion of the Licensed Products in the Licensed Territory.

     In consideration of the premises and the mutual promises, covenants and conditions hereinafter contained and contained in the Stock Purchase Agreement (as hereinafter defined), the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

     Section 1.1.  "Affiliate" of a specified person shall mean a person that
     -----------
directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person. For this purpose, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, neither Primary Licensee nor any nonaffiliated licensee of Simmons in the United States shall be an Affiliate of Simmons.

     Section 1.2.  "Competitor" shall mean any person which competes with
     -----------
Simmons, either directly or through an Affiliate of such person, in the sale or manufacture of Licensed Products and which holds more than six percent (6%) of
the market in the United States with respect to the mattress business.   As of
the Effective Date of this Agreement, the persons listed in Schedule B attached hereto are the only persons who are Competitors. Each party shall have the right to update Schedule B from time to time upon providing the other party with evidence reasonably satisfactory to the other party that persons added or deleted from Schedule B have become, or are no longer, Competitors, as the case may be.

     Section 1.3.   "Confidential Information" shall have the meaning set forth
     -----------
in Section 4.2.

     Section 1.4.   "Effective Date" shall mean the date of this Agreement.
     -----------

     Section 1.5.   "Equipment" shall have the meaning set forth in Section 3.3.
     -----------

     Section 1.6.   "Licensed Products" shall mean bedding products (including
     -----------
but not limited to mattresses, box springs, day beds, waterbeds, bedding components and related bedding accessories) and upholstered products (including but not limited to convertible sofa beds, recliners, stationary chairs and sofas, love seats and sectional upholstered pieces). "Licensed Products" shall include all Royalty Products (as hereinafter defined).



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     Section 1.7.   "Licensed Territory" shall mean Canada, its provinces and
     -----------
territories and any jurisdictions that are successors thereto.

     Section 1.8.   "Licensed Trademarks" shall mean all trademarks now or
     -----------
hereafter registered in the Licensed Territory by Simmons, Licensor or an Affiliate of either which are identified on Schedule C attached hereto as updated from time to time to reflect additional trademark registrations, if any as required pursuant to Sections 2.3(b) and (c).

     Section 1.9.   "Marketing Information" shall mean the advertising and other
     -----------
marketing aids presently within the knowledge, possession or control or hereinafter developed or acquired by Simmons, Licensor or an Affiliate of either which may be used in connection with the marketing, sale, importation, distribution, advertisement and promotion of the Licensed Products.

     Section 1.10.  "Net Sales" shall mean the invoiced price of the Royalty
     ------------
Products sold by Primary Licensee and its Affiliates and each Secondary Licensee and its Affiliates to an independent purchaser (either wholesale or retail) in an arm's length transaction, excluding freight, cash and other customary trade allowances, volume rebates and discounts, amounts refunded or credited on returned products (provided that the sales price of such products was included previously in Net Sales during the term of this Agreement), all taxes (including excise, sales, goods and services and value added taxes) and any separate invoiced charges which are not attributable to the sale of the Royalty Products. "Net Sales" shall also include, in the case of the sale of any Licensed Product which includes a Royalty Product as a component thereof, an amount equal to the actual cost of such Royalty Products plus ten percent (10%) at the time of such sale. In computing Net Sales, no deduction shall be made for other discounts or uncollectible accounts or for any costs incurred by Primary Licensee or a Secondary Licensee, as applicable, in the manufacture, sale or distribution of the Royalty Products.

     Section 1.11.  "Patents" shall mean all patents set forth in Schedule D
     ------------
attached hereto (including, but not limited to, method patents, utility models and industrial designs) issued prior to the Effective Date or to be issued during the term of this Agreement as required pursuant to Section 12.2 in the Licensed Territory, all continuations, continuations-in-part, derivatives, substitutions, divisions, extensions, reissues, reexaminations or renewals of such patents, and all patent applications for any such patents, filed prior to the Effective Date or to be filed during the term of this Agreement in the Licensed Territory, owned, controlled or licensable without payment of consideration by Licensor, Simmons or an Affiliate of either now or at any time during the term of this Agreement, which patents and patent



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applications cover mattresses having pocket-coil, open-coil or other coil innerspring constructions, or box springs, related bedding accessories, the equipment necessary for the manufacture, packaging and labeling of any of the foregoing, the use of such equipment, and software and computer systems relating to the manufacture of Licensed Products or for inventory control; provided that "Patents" shall not include any such patents after the expiration thereof.

     Section 1.12.  "Patent License" shall have the meaning set forth in Section
     ------------
2.2.

     Section 1.13. "Primary Licensee Technology" shall have the meaning set forth in Section 2.5(iii).

     Section 1.14.  "Prime Rate" shall mean the annual variable rate of interest
     ------------
quoted or published by Bank of Montreal from time to time as the prime rate of interest charged by Bank of Montreal for commercial loans in Canadian dollars made in Canada by Bank of Montreal.

     Section 1.15. "Royalty Products" shall mean (i) any Licensed Product which is produced or assembled in accordance with the Technology or the Patents or (ii) any other product sold by Primary Licensee, any Affiliate of Primary Licensee or any Secondary Licensee under the Licensed Trademarks or under any trademark which is identical or confusingly similar to any of the Licensed Trademarks. The term Royalty Products shall not include upholstery products or products directed toward the health care or hospital market. Use of the name Simmons in Primary Licensee's corporate name or Secondary Licensee's corporate name, where permitted under Section 2.4(v), shall not by itself constitute use of a Licensed Trademark or use of a product for purposes of this Section 1.15.

     Section 1.16.  "Secondary Licensee" shall have the meaning set forth in
     ------------
Section 2.4.

     Section 1.17.  "Stock Purchase Agreement" shall mean the Share Purchase
     ------------
Agreement dated the 16th day of May, 1990, by and among Simmons, Simmons Limited and 896552 Ontario Inc.

     Section 1.18.  "Technology" shall mean all proprietary technology and know-
     ------------
how not patented in the Licensed Territory, including all technology which has been patented, is the subject of a patent application or is patentable in any country or territory outside the Licensed Territory and all technology which, subsequent to the Effective Date and during the term of this Agreement, becomes patented in the Licensed Territory under Section 12.2 hereof but in such case only until it becomes so patented, relating to the manufacture of mattresses having pocket-coil, open-coil or other coil innerspring constructions, box springs, related bedding components and related bedding



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accessories, including the equipment necessary for the manufacture, packaging and labeling of any of the foregoing, the use of such equipment, plant layouts, product specifications, software and computer systems relating to the manufacture of Licensed Products or for inventory control, materials and other information ancillary to the bedding business, presently within Licensor's, Simmons' or their Affiliates' knowledge, possession or control or hereinafter developed or acquired by Licensor, Simmons or Affiliates of either.

     Section 1.19.  "Technology License" shall have the meaning set forth in
     ------------
Section 2.1.

     Section 1.20.  "Trademark License" shall have the meaning set forth in
     ------------
Section 2.3.

                                   ARTICLE II
                                GRANT OF LICENSES
                                -----------------

     Section 2.1 - Grant of Technology License.  Simmons hereby grants to
     -----------------------------------------
Primary Licensee the exclusive and perpetual right, license and privilege to use the Technology in connection with the manufacture, use, sale, importation, distribution, advertisement and promotion of the Licensed Products within the Licensed Territory, such license and any secondary licenses being subject to the conditions hereinafter contained (the "Technology License").

     Section 2.2 - Grant of Patent License.  Licensor hereby grants to Primary
     -------------------------------------
Licensee the exclusive right, license and privilege to use the Patents for the life of each of the Patents, in connection with the manufacture, use, sale, importation, distribution, advertisement and promotion of the Licensed Products within the Licensed Territory, such license and any secondary licenses being subject to the conditions hereinafter contained (the "Patent License").

     Section 2.3 - Grant of Trademark License.
     ----------------------------------------

     (a) Subject to the rights of third parties, if any, as set forth in Schedule A, Licensor hereby grants to Primary Licensee the exclusive and perpetual right, license and privilege to use the Licensed Trademarks on and in connection with the manufacture, sale, importation, distribution, advertisement and promotion of the Licensed Products within the Licensed Territory, such license and any secondary licenses being subject to the conditions hereinafter contained (the "Trademark License").

     (b) Licensor hereby grants to Primary Licensee the exclusive and perpetual right, license and privilege to use any mark within the Licensed Trademarks in combination with any other word, mark, symbol or logo (the "Combination Mark") on and in



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connection with the manufacture, sale, importation, distribution, advertisement and promotion of the Licensed Products within the Licensed Territory, provided that (i) Primary Licensee shall notify Licensor of such Combination Mark, (ii) Licensor or Simmons may, in the sole discretion of either, acting reasonably, prohibit the use of any such Combination Mark which may have a detrimental effect on the quality, validity or reputation of any mark within the Licensed Trademarks, Licensor, Simmons or any product sold under the Licensed Trademarks, and (iii) Primary Licensee shall cause each such Combination Mark to be registered in the name of Licensor with the Canadian Trade Marks Office. All Combination Marks shall be deemed to be included within Licensed Trademarks for all purposes under this Agreement and shall be subject to all obligations under this Agreement and of Primary Licensee or a Secondary Licensee with respect thereto.

     (c) Upon Primary Licensee's request and at Primary Licensee's expense, Licensor shall apply for registration of trademarks in the Licensed Territory for which an application for registration has been filed in the United States by either (i) Simmons for those trademarks which are used on or in connection with the sale of bedding products, or (ii) any of Simmons' Affiliates for those trademarks which are (a) used on or in connection with the sale of bedding products, and (b) are confusingly similar to any of the Licensed Trademarks or are used in combination with any Licensed Trademark or any trademark confusingly similar to any of the Licensed Trademarks and (c) were not purchased or otherwise acquired from a party not affiliated with Simmons or any such Affiliate. Simmons shall notify Primary Licensee of any such new bedding product trademarks at the Technology Meetings (as hereinafter defined) or upon Primary Licensee's request.

     Section 2.4 - Exclusive Licensing Authority.  Licensor hereby appoints
     -------------------------------------------
Primary Licensee as Licensor's exclusive licensing authority in the Licensed Territory whereby Primary Licensee may license on Licensor's behalf all or any of the rights granted under Sections 2.1, 2.2 and 2.3 to any person ("Secondary Licensee"), including its Affiliates, provided that Primary Licensee may not license any Patents, Technology or Licensed Trademarks to a Competitor or to any person that Licensor or Primary Licensee has determined, after reasonable inquiry, manufactures any mattresses, boxsprings or spring assemblies for a Competitor. Primary Licensee shall notify Licensor prior to entering into any such license agreement with a proposed Secondary Licensee.

     The grant from time to time by Primary Licensee to a Secondary Licensee of all or any of the rights granted under Section 2.1, 2.2 or 2.3 shall be by written license agreement between Primary Licensee, acting as Licensor's attorney, Primary Licensee acting on its own behalf, and Secondary Licensee. Each such license agreement shall provide that:



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        (i)    Secondary Licensee shall be bound by all the terms and conditions of this Agreement, including, without limitation, provisions substantially similar (and no less stringent) than those contained in Articles 4 and 5 and Section 6.1 of this Agreement and, with respect thereto, Secondary Licensee shall be obligated directly to Licensor in addition to any obligations to Primary Licensee, for itself or as agent for Licensor.

        (ii) Primary Licensee shall terminate such license agreement if the Secondary Licensee thereunder breaches any of the provisions of such license agreement which are substantially similar to the provisions of Article 4 or 5 or Section 6.1 and fails to remedy such breach within forty-five (45) business days after such Secondary Licensee's receipt of Primary Licensee's written notice of such breach.

        (iii) Secondary Licensee must enter into a registered user application (if applicable) which is substantially in the form annexed hereto as Schedule E.

        (iv) Secondary Licensee shall not be permitted to license others under the rights granted to such Secondary Licensee in the license agreement.

        (v) Any Secondary Licensee who manufactures, sells, imports, distributes, advertises or promotes bedding products shall not be permitted to use Simmons in its corporate name, as a tradename or in its trading style without the prior written consent of Simmons. Primary Licensee may, however, permit Secondary Licensees who manufacture, sell, import, distribute, advertise or promote upholstery products (which shall include sofa beds), and not bedding products, to use the Simmons name in such Secondary Licensees' corporate names, as tradenames or in their trading style, provided such use is consistent with the provisions of Section 2.6 hereof and, provided further, that the prior written consent of Simmons shall not be required for any single such Secondary Licensee to so use the Simmons name, but shall be required for any additional Secondary Licensees to so use the Simmons name.

     Primary licensee shall cause the delivery of the written notice referred to in (ii) above within ten (10) business days of



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Primary Licensee having actual notice of such breach by Secondary Licensee and take appropriate steps to cause such Secondary Licensee to rectify such breach within such forty-five (45) day time period.

     Primary Licensee shall be responsible to Licensor or Simmons, as applicable, for the acts and omissions of any Secondary Licensee.

     Nothing contained herein shall prevent or limit Primary Licensee's right to be granted a further royalty or receive other consideration from a Secondary Licensee without any right on the part of Licensor or Simmons to receive the whole or any part of any such further royalty or other consideration except as provided in this Agreement.

     Primary Licensee shall provide copies of the license agreements with Secondary Licensees to Licensor. Licensor hereby appoints Primary Licensee and each of its directors and officers holding office from time to time as its agent to enforce compliance by all Secondary Licensees appointed by Primary Licensee with the provisions of their respective license agreements (including, without limitation, the quality control and confidentiality provisions contained therein). Upon termination of a license agreement with any Secondary Licensee, all rights granted to such Secondary Licensee thereunder shall revert to Primary Licensee.

     Section 2.5 - Primary Licensee Technology.  Primary Licensee shall, upon
     -----------------------------------------
Licensor's or Simmons' request, grant to Licensor, Simmons or the Affiliate of either, the exclusive and perpetual right, license and privilege to use, and to grant secondary licenses to others to use, the Primary Licensee Technology (as defined herein) in connection with the manufacture, use, sale, importation, distribution, advertisement and promotion of the Licensed Products within the United States, such license and any secondary licenses to be subject to the terms and conditions set forth in this paragraph below:

        (i) Upon the request of Licensor or Simmons and at the Technology Meetings, Primary Licensee shall disclose and deliver to Licensor or Simmons, as applicable, at the expense of Licensor or Simmons, any Primary Licensee Technology which has been developed or acquired by Primary Licensee. Upon the request of Licensor or Simmons and at Licensor's or Simmons' expense, as applicable, Primary Licensee shall endeavor to obtain patents in the United States with the appropriate registry in the United States on inventions for which Primary Licensee has endeavored to obtain patents in the Licensed Territory unless Primary Licensee receives the opinion of counsel that registration in the United States is precluded, a copy of which will be sent to Licensor and Simmons. Primary Licensee shall not be



                                      - 8 -

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required to prosecute or continue to prosecute any patent application in the
United States, or the Licensed Territory when, in the opinion of counsel, meaningful patent protection is unlikely to be obtained. In the event that Primary Licensee determines not to prosecute or to discontinue prosecution of a patent application in the United States, Simmons shall be notified and given the opportunity to prosecute such patent application at its own expense.

(ii) The license from Primary Licensee to Licensor or Simmons created pursuant to this Section 2.5 shall be subject to the relevant provisions of this Agreement construed in a manner so as to grant Primary Licensee all of the privileges and obligations of a licensor granted Licensor hereunder and to grant Licensor all of the privileges and obligations of a licensee granted Primary Licensee hereunder but subject to the terms and limitations of this Section 2.5.

(iii) As used in this Section 2.5, "Primary Licensee Technology" shall mean all proprietary technology and know-how, whether or not patented or patentable, developed or acquired (that Primary Licensee is free to disclose to third parties without breaching any obligation to the owner of such acquired proprietary technology or know-how) by Primary Licensee and relating to the manufacture of mattresses having pocket-coil, open-coil or other coil innerspring constructions, box springs, bedding components and related bedding accessories, including the equipment necessary for the manufacture, packaging or labeling of bedding products, specifications, software and computer systems relating to the manufacture of Licensed Products or for inventory control, materials and other information ancillary to the bedding business.

(iv) The license from Primary Licensee to Licensor and Simmons created pursuant to this Section 2.5 shall be royalty-free provided that Licensor, Simmons or an Affiliate of either, directly or indirectly through the services of another, continues efforts to enhance and develop Technology. In the event that Licensor, Simmons and the Affiliates of either, discontinue spending, for a two (2) year period, the amount of the Royalty for such years set forth in Section 8.2 hereof to enhance and develop Technology, the license from Primary Licensee to Licensor and Simmons created pursuant to this Section 2.5 shall be subject to a reasonable royalty to be negotiated in good faith by the parties. Beginning immediately after the expiration of such two (2) year period through such time as the parties agree upon a reasonable royalty, Primary Licensee shall be permitted to discontinue and shall not be obligated



                                      - 9 -

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     to continue to provide Primary Licensee Technology to Simmons and Licensor and Licensee, Simmons and the Affiliates of either or any secondary licensee of either who has been provided any Primary Licensee Technology by either shall discontinue use of same. In the event that such spending for enhancement and development of Technology is resumed at levels at least equal in a particular year to the amount of the Royalty under Section 8.2 for such year, Primary Licensees obligations to provide Primary Licensee Technology shall resume and the license of Primary Licensee Technology to Licensor and Simmons shall again be royalty-free.

     Section 2.6 - Use of Simmons in Corporate Name.  Licensor shall use
     ----------------------------------------------
"Simmons" alone or in conjunction with one or more other words (but not "Canada") in its corporate name during the term of this Agreement. Licensor hereby grants to Primary Licensee the right, license and privilege to use "Simmons" in conjunction with "Canada" (but not "Company") in its corporate name during the term of this Agreement. Primary Licensee may grant licenses to others to use Simmons in their corporate names only as provided in Section 2.4(v) herein. Primary Licensee and secondary Licensees, if any, shall promptly discontinue use of "Simmons" in their corporate names upon termination of this Agreement.

     Section 2.7 - Purchase of Le Duvet or Victoria Mattresses.
     ---------------------------------------------------------
Primary Licensee may purchase its requirements of down or wool top mattresses to be sold under the Le Duvet or Victoria marks from Simmons at Simmons' standard cost (as described in Section [illegible] hereof) of such mattresses plus ten percent (10%); provided, however, that Simmons continues to manufacture such
               --------  -------
mattresses

in the United States.

                                   ARTICLE III
                              TECHNICAL ASSISTANCE
                              --------------------

     Section 3.1 - Disclosure and Delivery of Technology and Patents.  To assist
     ---------------------------------------------------------------
Primary Licensee in the production of the Licensed Products, Simmons and Licensor, or the Affiliates of either, as applicable, shall disclose and deliver to Primary Licensee, in exchange for the payments described in Section 8.2 hereof, (i) on the Effective Date, the Technology presently within the knowledge, possession or control of Simmons or its Affiliates and the Patents, and (ii) thereafter, the Technology and/or Patents developed or acquired by Licensor, Simmons or the Affiliates of either, from time to time; provided, however, that Simmons' and Licensor's obligation to disclose and deliver to Primary Licensee Technology and/or Patents as described in this clause (ii) shall continue only as long as the Technology License continues and is in effect and Licensee continues to make the payments described in Section 8.2 hereof.
The Technology and/or Patent disclosure described in clause (ii) above shall be



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disclosed and delivered to Primary Licensee at meetings ("Technology Meetings")
to be held among Simmons, Licensor, Primary Licensee and in some cases, certain other foreign licensees of Simmons. It is anticipated that there will be two Technology Meetings each year to at least one of which, some or all of Simmons' other licensees will be invited. In addition to this annual meeting(s), Primary Licensee may schedule additional meetings with Simmons upon reasonable advance notice to Simmons on a date reasonably acceptable to both parties. The Technology Meetings and additional meetings will be held in the United States at Simmons' headquarters or any other location established by Simmons, and any expenses incurred by Primary Licensee in connection with the travel to any Technology Meeting or additional meeting shall be for Primary Licensee's account.

     Section 3.2 - Disclosure and Delivery of Marketing Information.  To assist
     --------------------------------------------------------------
Primary Licensee in the marketing, sale, importation, distribution, advertisement and promotion of the Licensed Products, Simmons shall, in exchange for the payments described in Section 8.2 hereof, (i) as soon as possible after the Effective Date, disclose and deliver to Primary Licensee the Marketing Information presently within its knowledge, possession or control, and (ii) thereafter, for so long as this Agreement is effective, inform Primary Licensee of the Marketing Information developed or acquired by Simmons or Licensor from time to time. Any Marketing Information developed or acquired by Simmons or Licensor after the Effective Date shall be disclosed and delivered to Primary Licensee at the Technology Meetings and at such additional meetings requested by Primary Licensee. In addition to the Technology Meetings and consonant with
Section 3.1 hereof, Primary Licensee may schedule additional meetings upon reasonable advance notice to Licensor or Simmons on a date reasonably acceptable to the parties. Primary Licensee may purchase advertising material from Simmons at Simmons' incremental cost of providing such material to the extent that such purchase by Primary Licensee is not prohibited by any agreement Simmons or its Affiliates may have with a third party;

     Section 3.3 - Purchase of Equipment.  Simmons shall from time to time
     -----------------------------------
advise Primary Licensee of the manufacturing equipment ("Equipment") considered to be most suitable for the manufacture of the Licensed Products. The most suitable Equipment as of the Effective Date of this Agreement is set forth in Schedule F attached hereto. Any Equipment incorporating the Technology or any of the Patents and used to manufacture the Licensed Products in the Licensed Territory (other than Equipment owned by Primary Licensee on the Effective Date) shall be purchased by Primary Licensee only from or through Licensor of Simmons at the standard cost of such Equipment (being the actual cost of raw material incorporated therein plus the cost of direct labor applied to the Equipment and the applicable share of overhead properly chargeable to the production of such Equipment in accordance with generally accepted accounting principles



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in the United States) plus thirty percent (30%) of such cost, provided that the purchaser may purchase such Equipment elsewhere if the cost to Primary Licensee of such Equipment exceeds twenty-five percent (25%) above the cost to Primary Licensee of acquiring comparable equipment from others, and provided further that Primary Licensee may not disclose any Confidential Information of Licensor, Simmons or the Affiliates of either to another for the purpose of obtaining Equipment elsewhere unless and until such other person enters into a written agreement binding such person to the confidentiality and nonuse provisions hereunder directly enforceable by the party whose Confidential Information would be disclosed. For purposes only of comparing the cost of purchasing Equipment from Licensor or Simmons on the one hand and purchasing Equipment elsewhere on the other hand, cost shall exclude freight, duties, cash and other customary trade allowances, all taxes and any separate incidental invoiced charges which are not attributable to the sale of such Equipment. Simmons or Licensor shall provide Primary Licensee with a statement certified by a senior officer of Simmons setting forth the cost of such Equipment and how such cost was calculated. Payment for such Equipment shall be made by Primary Licensee within thirty (30) days after the date of the invoice therefor. Notwithstanding the foregoing, in the event that Licensor is not able to deliver the Equipment to Primary Licensee within one hundred and forty (140) days following Primary Licensee's order for such Equipment, Primary Licensee may purchase comparable equipment elsewhere.

     Section 3.4 - Provision of Technical Personnel.  Primary Licensee may from
     ----------------------------------------------
time to time request Simmons to send, and Simmons shall send, qualified technical personnel to Primary Licensee's facilities for the purpose of installing Equipment, advising Primary Licensee how to employ and maintain the Equipment, and instructing Primary Licensee with respect to the use of the Technology and Patents for periods of time aggregating not more than sixty (60) man days (or such greater number of man days as may be acceptable to Simmons) during each calendar year (as prorated for 1990), but not exceeding twelve (12) man days in any one-month period. Simmons agrees to waive the requirements set forth in the preceding sentence in cases in which Primary Licensee demonstrates to Simmons' reasonable satisfaction that compliance with such requirements would result in demonstrable harm to Primary Licensee. Primary Licensee agrees to reimburse Simmons for reasonable traveling, living and other expenses of Simmons' personnel at Primary Licensee's facilities during each calendar year and, in the event Simmons' technical personnel shall be required to be at Primary Licensee's facilities pursuant to this Section 3.4 for more than thirty
(30) business days during any calendar year, to reimburse Simmons for the reasonable salary of such personnel for each business day, in excess of thirty
(30) business days, that such personnel shall be at Primary Licensee's facilities. Any visits by Primary Licensee's personnel to Simmons' facilities shall be at the expense of

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Primary Licensee and shall be made only upon thirty (30) days' prior written notice to Simmons and with Simmons' prior written approval (or any reasonable shorter period in the event that Primary Licensee demonstrates that it would be harmed by having to wait the full thirty (30) day period, which approval shall not be unreasonably withheld. Each party hereto hereby assumes full and complete responsibility for any loss or damage resulting from any visit by personnel of the visiting party to any facility of another party pursuant to this Section 3.4 and agrees to indemnify and hold harmless the host party from any such loss or only loss or damage (including the expenses of any claim or suit), excepting only loss or damage which results from wilful or grossly negligent acts or omissions of the host party or of its agents or employees.

     Section 3.5 - Translation or Conversion.  All information supplied pursuant
     ---------------------------------------
to this Article 3 shall be in the language versions and measurement systems in which the information is then maintained by Simmons. Any further translation or conversion required by Primary Licensee shall be at Primary Licensee's expense.

                                   ARTICLE IV
                     CONFIDENTIALITY AND PROPRIETARY RIGHTS
                     --------------------------------------

     Section 4.1 - Acknowledgement of Confidentiality.  Simmons, Licensor and
     ------------------------------------------------
Primary Licensee acknowledge that the Technology, Patents, Primary Licensee Technology and any technical or accounting data, or business information of either Simmons, Licensor or Primary Licensee, including, but not limited to, correspondence and private technical discussions and related memoranda, may embody highly valuable confidential information which is not generally known to the public and which is proprietary to Simmons, Licensor or Primary Licensee. The parties further acknowledge that any such information is properly considered to be trade secrets, and consist of devices, processes and compilations of technical information which are secret, confidential and not generally known to the public and which was the product of the expenditure of time, effort, money and/or creative skills. Simmons, Licensor and Primary Licensee may each disclose to the others confidential or proprietary technical, accounting or general business data, and each may disclose any such data to its Affiliates, and Primary Licensee may disclose any such data to its Secondary Licensees, all of which data shall be maintained as confidential in accordance with the provisions of this Article 4 by the party to whom it is disclosed.

     Section 4.2 - Designation.  Any information exchanged pursuant to this
     -------------------------
Agreement which is to be maintained confidential (hereinafter "Confidential Information") shall be (i) if delivered in writing, designated with the legend "Confidential" (or comparable legend) and (ii) if disclosed orally, indicated

"Confidential" at the time of such disclosure and followed within thirty (30) days with written notice specifying the confidentiality. In addition, Confidential Information shall include any other information exchanged pursuant to this Agreement which the party to whom it was disclosed had reason to believe was confidential.

     Section 4.3 - Obligation Not to Disclose.  Simmons, Licensor and Primary
     ----------------------------------------
Licensee mutually agree to maintain each other's Confidential Information in confidence, and, except as permitted by this Agreement, not to disclose such Confidential Information to any third party without the prior written consent of the transmitting party, during the term of this Agreement and for ten (10) years thereafter. Such Confidential Information may be used by the receiving party within its place of business and disclosed to its Affiliates and their respective employees and agents, and in the case of Primary Licensee to its Secondary Licensees, to whom disclosure is reasonably necessary.

     Section 4.4 - Disclosure to Affiliates and Secondary Licensees.  Simmons,
     --------------------------------------------------------------
Licensor and Primary Licensee mutually agree and covenant that any Confidential Information received pursuant to this Agreement and disclosed to their respective Affiliates, and in the case of Primary Licensee its Secondary Licensees, shall be held confidential by such Affiliates and Secondary Licensees in the same manner that Simmons, Licensor and Primary Licensee are obligated under the terms of this Article 4.

     Section 4.5 - Copies.    Each party may make copies of materials designated
     --------------------
"Confidential" that are delivered to another party as permitted by this Agreement. All such copies shall at all times be subject to the terms and conditions of this Agreement and shall remain the property of the transmitting party.

     Section 4.6 - Confidential Information Used in Connection with
     --------------------------------------------------------------
Manufacturing by Third Parties.  Primary Licensee, its Affiliates and Secondary
- ------------------------------
Licensees shall be permitted to have other persons or firms, whether domestic or foreign, manufacture any Licensed Products, or parts thereof, for the account of Primary Licensee, its Affiliates or its Secondary Licensees, which manufacture requires the use of material designated Confidential by Licensor or Simmons; provided that (i) such other person or firm agrees in writing to protect Simmons' and Licensor's Confidential Information in the same manner that Primary Licensee is obligated under this Article 4, a copy of which agreement shall be provided to Simmons and Licensor prior to any such disclosure and be in a form reasonably acceptable to both, and such other person or firm is not a Competitor and Simmons, Licensor, Primary Licensee, its Affiliates or Secondary Licensees, as applicable, has determined, after reasonable inquiry, that such other person or firm does not manufacture mattresses, boxsprings or spring assemblies for any Competitor, or (ii) Simmons or Licensor, as the case may be, consents in writing prior to any disclosure or use of its Confidential Information. In the event any party hereto receives written notification from another party hereto, or actually knows that any person or firm to which it has disclosed Confidential Information in accordance with the terms of this Section 4.6 has breached any relevant provision of this Article 4, such party shall use its best efforts to cause such person or firm to remedy such breach and, in the event such breach is not remedied within ten (10) business days after the receipt by such other person or firm of written notice of such breach, the relevant party shall immediately terminate the arrangement pursuant to which it disclosed such Confidential Information to such person or firm.

     Section 4.7 - Disclosure by Licensor and Simmons.  Subject to Section 6.2,
     ------------------------------------------------
Simmons and Licensor shall be permitted to disclose to any third party any Confidential Information relating to the Technology, patents corresponding to Patents and to technical and accounting data or business information, but only to the extent (i) such information has been developed by, or is proprietary to, Simmons or Licensor, as the case may be, (ii) the disclosure thereof will not be materially detrimental to Primary Licensee, (iii) the disclosure thereof will not be made to a competitor in the mattress manufacturing business of Primary Licensee or to a person who manufactures mattresses, boxsprings or spring assemblies to a competitor of Primary Licensee, and (iv) the disclosed information does not include Primary Licensee's Confidential Information or Primary Licensee Technology, excluding the Technology.

     Section 4.8 - Exclusions.  The preceding provisions of this Article 4 shall
     ------------------------
not apply to any information designated "Confidential" which:

     (i) at any time after the Effective Date and prior to the time of disclosure becomes known to the receiving party, as evidenced by its written records; or

     (ii) is or becomes publicly known or available through no breach of this Agreement; or

     (iii) is independently developed by the receiving party as evidenced by its written records; or

     (iv) is disclosed pursuant to the requirement of a governmental agency or by operation of law.

The foregoing exclusions shall not apply to information disclosed in confidence to directors, officers, employees or agents of Primary Licensee while such individuals were directors, officers, employees or agents of a predecessor in interest of Licensor, Simmons or an Affiliate of either. Each party shall have the right to file patent applications for its own inventions relating to any product, and it shall not be considered a breach of this Agreement for such party to set forth in the disclosure of those patent applications such information disclosed hereunder as may be necessary to describe completely such party's invention in accordance with the requirements of the patent law of the country involved.

     Section 4.9 - Procedures Employed. In performing its obligations under this
     ---------------------------------
Article 4, each party shall employ procedures no less restrictive than the strictest procedures used by such party to protect its own confidential data, which procedures on request shall be explained in reasonable detail in writing to the requesting party.

     Section 4.10 - Notification of Unauthorized Use. Each party will promptly,
     -----------------------------------------------
during the term of this Agreement, notify the transmitting party of any actual or suspected unauthorized use or disclosure of any Technology, Licensed Trademarks or Confidential Information or infringement of any Patents of which such transmitting party has knowledge and will reasonably cooperate with the transmitting party in the investigation and prosecution of such unauthorized use, disclosure or infringement.

     Section 4.11 - Best Efforts.  Each party will use its best efforts to
     ---------------------------
protect the good name and reputation of the other parties, the Licensed Trademarks and the goods represented by the Licensed Trademarks.

                                    ARTICLE V
                       STANDARD OF LICENSEE'S PERFORMANCE
                       ----------------------------------

     Section 5.1 - Standards of Quality. The Licensed Products to be
     ----------------------------------
manufactured, sold and distributed by Primary Licensee, its Affiliates or any of its Secondary Licensees and all labels associated therewith, shall, at all times, meet the standards of quality of materials, appearance and workmanship currently maintained by Licensor's predecessor in interest with respect thereto (as such standards may be revised from time to time to reflect changes in the Patents or the Technology).

     Section 5.2 - Samples of Labels, Packaging and Advertising.  Upon
     ----------------------------------------------------------
Licensor's reasonable request and at Licensor's expense, Primary Licensee or Secondary Licensee shall furnish Licensor with samples of all labels, packaging and advertising, on which any of the Licensed Trademarks are utilized. Licensor shall have the right to forbid the use of any such labels that Licensor can reasonably demonstrate does not meet the standards of quality set forth in
Section 5.1

     Section 5.3 - Right of Inspection.  Licensor shall, upon reasonable written
     ---------------------------------
notice to Primary Licensee or a Secondary Licensee, have the right to inspect Primary Licensee's or

Secondary Licensee's place of manufacture of the Licensed Products at all reasonable times, and to inspect the finished inventory of Licensed Products, labels and work in process of Licensed Products, and labels of Primary Licensee or Secondary Licensee in order to ascertain whether Primary Licensee or Secondary Licensee is in compliance with Section 5.1. The expenses of such inspection shall be borne by Licensor.

     Section 5.4 - Attachment of Licensed Trademarks.  The Licensed Trademarks
     -----------------------------------------------
shall be physically affixed or attached to the Licensed Products sold under those marks, in such a manner so as to at all times constitute legal use of the Licensed Trademarks and Primary Licensee, its Affiliates or Secondary Licensees will not do any act, or omit to do any act, except as expressly contemplated in this Agreement, that will in any way impair or affect the strength of the Licensed Trademarks, continuity of the registrations therefor or Licensor's interest therein. Primary Licensee shall, if requested by Licensor, include an appropriate trademark notice on its labels, packaging or advertising, in a form reasonably specified by Licensor.

     Section 5.5 - Compliance with Applicable Laws. The Licensed Products shall
     ---------------------------------------------
at all times be manufactured, sold and distributed in accordance with all material applicable laws.

                                   ARTICLE VI
                                LICENSED PRODUCTS
                                -----------------

     Section 6.1 - Sales by Primary Licensee Outside of Licensed Territory.
     ---------------------------------------------------------------------
Except as provided in Section 2.4, Primary Licensee shall not, directly or indirectly, (and shall not permit any Secondary Licensee to whom Primary Licensee may hereafter grant a license to manufacture, sell, distribute, advertise, promote or export any products to) manufacture, sell, distribute, advertise, promote or export to, any country or territory outside of the Licensed Territory (including, without limitation, any territory where Simmons or Licensor competes or where either has granted a license to another licensee), any products covered in whole or in part by the Technology or Patents or sold under the Licensed Trademarks, or any other products bearing trademarks identical or confusingly similar to any of the Licensed Trademarks, or otherwise identified as a product of Primary Licensee, or sell or distribute any such products or any other products bearing trademarks identical or confusingly similar to any of the Licensed Trademarks to any person which intends, to the best knowledge of Primary Licensee or the Secondary Licensee, directly or through its agents or customers, to export the same to any country or territory outside of the Licensed Territory.

     Nothing herein shall restrict Primary Licensee's right to attend trade shows, exhibits or the like outside of the Licensed Territory. Nothing herein shall prohibit Primary Licensee from manufacturing outside of the Licensed Territory for sale in the Licensed Territory. Advertising which is directed to an audience in the Licensed Territory but is broadcast outside of the Licensed Territory by media located in the Licensed Territory shall not constitute a breach of the prohibition on advertising or promoting outside of the Licensed Territory.

     Primary Licensee acknowledges that the Licensed Trademarks, especially the SIMMONS and BEAUTYREST trademarks, are famous worldwide. Primary Licensee acknowledges and agrees not to take any action questioning the validity of the Licensed Trademarks or Patents and the title of Licensor thereto during the term of this Agreement. The foregoing acknowledgement and agreement with respect to the validity and title shall not be construed to have any effect on the representations and warranties set forth in Sections 12.1 and 12.2 hereof.

     Section 6.2 - Sales by Simmons or Licensor in Licensed Territory.  Neither
     ----------------------------------------------------------------
Simmons nor Licensor shall, directly or indirectly, (and, except as set forth in Schedule A, neither shall permit any third party to whom either has granted a license to manufacture, sell, distribute, advertise, promote or export any products to) manufacture, sell, distribute, advertise, promote or export to, the Licensed Territory any products covered in whole or in part by the Technology or Patents or sold under the Licensed Trademarks or any other products bearing trademarks identical or confusingly similar to any of the Licensed Trademarks or otherwise identified, as a bedding product of Simmons or Licensor or sell or distribute any such products or any other products bearing trademarks identical or confusingly similar to any of the Licensed Trademarks to any person which intends, to the best knowledge of Simmons, Licensor or the third party licensee, directly or through its agents or customers, to export the same to the Licensed Territory. Simmons hereby and Licensor represent and warrant to Primary Licensee that, except as set forth on Schedule A, none of the existing license agreements between Simmons or Licensor and third parties relating to the manufacture, sale, distribution and/or exportation of any products permits the licensee thereunder to manufacture, sell, distribute or export to, the Licensed Territory any such products or any other products bearing trademarks identical or confusingly similar to any of the Licensed Trademarks, or sell or distribute any Licensed Products or any other products bearing trademarks identical or confusingly similar to any of the Licensed Trademarks to any person which intends, to the best knowledge of Simmons, Licensor or the third party licensee, directly or through its agents or customers, to export the same to the Licensed Territory, and Simmons and Licensor hereby covenant with Primary Licensee that neither will enter into any license agreements in the future with third parties (other than Affiliates of Primary Licenses) which would permit the licensee thereunder to manufacture, sell, distribute or export to, the licensed Territory any such products or any other products bearing trademarks identical or confusingly similar to any of the Licensed Trademarks, or sell or distribute any such products or any other products bearing trademarks identical or confusingly similar to any of the Licensed Trademarks, to any person which intends, to the best knowledge of Simmons, Licensor or the third party licensee, directly or through its agents or customers, to export the same to the Licensed Territory and that Simmons and Licensor shall enforce the relevant restrictions in any such license agreements with third parties.

     Nothing herein shall restrict the right of Licensor, Simmons or the Affiliates of either to attend trade shows, exhibits or the like in the Licensed Territory. Nothing herein shall prohibit Simmons from manufacturing in the Licensed Territory for sales outside of the Licensed Territory. Advertising which is directed to an audience outside of the Licensed Territory but is broadcast into the Licensed Territory by media located outside of the Licensed Territory shall not constitute a breach of the prohibition on advertising or promotion inside the Licensed Territory.

                                   ARTICLE VII
                                   ENFORCEMENT
                                   -----------

     Section 7.1 - Unauthorized Use of Technology, Licensed Trademarks or
     --------------------------------------------------------------------
Confidential Information.
- ------------------------

     (i) In the event that Primary Licensee learns of an infringement or other unauthorized use of any of the Technology, Patents or Licensed Trademarks or of any use by any person of a trademark or trade name identical or confusingly similar to any of the Licensed Trademarks (collectively "Infringing Property"), it shall promptly notify Licensor or Simmons, as applicable, in writing. Primary Licensee shall thereupon take such action as it deems advisable for the protection of its rights in and to the Technology, Licensed Trademarks or Patents and Licensor and/or Simmons, as applicable, will, if requested to do so by Primary Licensee, and at Primary Licensee's expense, cooperate with Primary Licensee in all respects including, without limitation, being a plaintiff or co-plaintiff and causing its officers to execute pleadings and other necessary documents. It is understood that in the event that Primary Licensee institutes court action to terminate the use of the Infringing Property, Licensor and Simmons have the right to participate in such action should either or both so decide, but such participation shall be at its own cost and expense to the extent that either is protecting its interests under the Technology, Patents or Licensed Trademarks. It is further understood that in the event that Licensor or Simmons objects to any action, position or strategy taken by Primary Licensee in protection of its rights hereunder, Licensor or Simmons may take control of such action, at its own cost and expense. Primary Licensee may, at its sole expense, continue to participate in, but not control, such action. In no event, however, will Primary Licensee be required to take any action if it deems it inadvisable to do so. In the event that Primary Licensee decides not to take any such action it shall promptly so advise Licensor and/or Simmons, as applicable, in writing in sufficient time to permit Licensor or Simmons to take action to protect their interests. In such event Licensor and/or Simmons shall be free to take such action on its own in connection with any Infringing Property keeping Primary Licensee advised as developments occur and consulting with Primary Licensee to the extent that Primary Licensee requests such consultation. All expenses (including legal fees and disbursements) incurred by Licensor, Simmons or Primary Licensee in connection with investigating and prosecuting any claim with respect to any such claim will belong to the party taking such action. Subject to Sections 12.1 and 12.2 hereof, neither Licensor nor Simmons shall be obligated to Primary Licensee in respect of any loss, expense or damage Primary Licensee may suffer as a result of such infringement or unauthorized use.

     (ii) In the event of any actual or suspected unauthorized use or disclosure of any Confidential Information of Primary Licensee by any person, Primary Licensee shall have the right (but not the obligation) to take such action, including bringing a suit against such person, as it shall deem advisable in its discretion. Licensor and Simmons shall provide any assistance in the prosecution of such litigation reasonably required by Primary Licensee at the expense of Primary Licensee.

     (iii) In the event that any litigation is initiated pursuant to Section 7.1(i) or any settlement thereof is made, payment shall be made to Licensor of any portion of proceeds of such litigation or settlement remaining (following deduction of Primary Licensee's expenses incurred by reason of such litigation which are not recovered from the infringing party by Primary Licensee) which represents the royalty which would otherwise be payable hereunder on lost sales of Royalty Products that Licensor would have received but for the loss of such sales.

     Section 7.2 - Third Party Claims.  Should a third party at arm's length
     --------------------------------
with Primary Licensee ("Third Party") claim in writing that Primary Licensee by acting in accordance with this Agreement in its use of the Patents, Licensed Trademarks or Technology is violating any intellectual property right of such Third Party, Primary Licensee shall promptly notify Licensor and/or Simmons, as applicable, accordingly in writing. Licensor or Simmons will thereupon take such action as it deems advisable for the protection of its rights in and to the Patents, Licensed Trademarks or Technology and for the protection of Primary Licensee. Licensor or Simmons shall keep Primary Licensee advised as developments occur and take such actions as are consented to in advance in writing by Primary Licensee to the extent that such action affects the rights of Primary Licensee hereunder. Primary Licensee will, if requested to do so by Licensor or Simmons, cooperate with Licensor or Simmons in all respects including, without limitation, causing its officers to execute pleadings and other necessary documents. In no event, however, will Licensor or Simmons be required to take any action if it deems it inadvisable to so. In the event that Licensor or Simmons decides not to take any such action it shall so advise Primary Licensee in writing within thirty (30) days of receipt of notification from Primary Licensee of the Third Party claim in sufficient time to permit Primary Licensee to take action to protect its interests. In such event, Primary Licensee shall be free to take such action on its own in connection with such Third Party Claims, keeping Licensor or Simmons, as applicable, advised as developments occur and taking such actions as are consented to in advance in writing by Licensor or Simmons, as applicable, such consent not to be unreasonably withheld. Each party shall bear its own expenses (including legal fees and disbursements) incurred in connection with investigating and defending against any such Third Party claim. Any damages paid or recovered or sums paid or obtained in settlement of or with respect to any such Third Party claim shall be for the account of the party taking such action. Nothing in this Section 7.2 is intended to relieve Licensor or Simmons of any liability it may have for a breach of any provision of this Agreement including, without limitation, the representations and warranties provided by Simmons and Licensor in this Agreement.

                                  ARTICLE VIII
                              ROYALTIES AND REPORTS
                              ---------------------

     Section 8.1 - Royalty for Trademark License and Patent License.
     --------------------------------------------------------------

     (a) As compensation to Licensor for the Trademark License and Patent License granted under Sections 2.2 and 2.3, Primary Licensee and each of its Secondary Licensees shall pay to Licensor a non-refundable annual royalty as follows:

          (i)   for the calendar year 1990, royalty-free;

          (ii) for the calendar year 1991, 0.2% of total Net Sales of Royalty Products if the Net Sales for such calendar year exceed $84.55 Million; and

          (iii) from and after 1992, 0.4% of the total Net Sales of Royalty Products for each calendar year,

    (b) The royalty payments to be made by Primary Licensee and by any Secondary Licensee pursuant to Section 8.1(a) shall be payable within forty-five (45) days after the end of the first and second calendar years, and thereafter within forty-five (45) days after the end of each six (6) month period during the term of this Agreement and the relevant license agreement; provided, that in the event Primary Licensee or any Secondary Licensee fails to pay any royalties payable under this Section 8.1 when due, Primary Licensee or such Secondary Licensee, as applicable, shall pay to Licensor in addition to such royalties, interest thereon calculated at a per annum rate equal to the sum of the Prime Rate plus three percent (3%). At the time of payment of such royalties, Primary Licensee or a Secondary Licensee, as applicable, shall furnish a royalty statement, certified to be accurate by Primary Licensee or such Secondary Licensee, as applicable, indicating the gross sales and Net Sales of the Royalty Products sold by Primary Licensee or such Secondary Licensee, as applicable, in the Licensed Territory, together with unit sales by model and size.

     Section 8.2 - Royalty for Technology License and Marketing Information.
     -----------------------------------------------------------------------
As compensation to Simmons for the Technology License and the Marketing Information granted to Primary Licensee hereunder, Primary Licensee and each of its Secondary Licensees shall pay to Simmons, in the aggregate, a non-refundable annual royalty as follows:

       (i) for the calendar year 1990, $120,000.00 prorated for the portion of the year that this Agreement will have been in effect;

      (ii) for the calendar year 1991, $120,000.00;

     (iii) for the calendar years 1992-1993, $150,000.00 for each year; and

      (iv) thereafter, $150,000.00 adjusted for increases, if any, in the Canadian Consumer Price Index for the calendar year immediately preceding the year for which the annual royalty is payable over the Canadian Consumer Price Index for the calendar year 1993. In the event of use of comparable statistics in place of the Consumer Price Index, revisions shall be made in the method of computation herein provided as the circumstances may require to carry out the intent of this Section.

The royalties under this Section 8.2 are payable in each case on or before December 31 of the applicable calendar year for which the royalty is being paid. Except as otherwise provided in this Section 8.2, the foregoing payment shall continue to be made in full as long as the Technology License or the obligation to supply Marketing Information to Primary Licensee continues in effect.

In the event that Simmons, Licensor and their Affiliates discontinue, for a two
(2) year period, spending the amount of the Royalty for such years set forth in this Section 8.2 to enhance and develop Technology, directly and indirectly through the services of another, Simmons shall notify Primary Licensee and Primary Licensee's obligations to pay Simmons under this Section 8.2 shall cease for so long as Simmons, Licensor or the Affiliates of either fails to spend the Royalty amounts which would otherwise be payable to Simmons under this Section
8.2 (the"Development Lull Period"). Simmons shall refund to Primary Licensee the Royalty paid for such two (2) year period with interest thereon from the date of payment by Primary Licensee of such Royalty to the date of payment by Simmons calculated at a per annum rate equal to the sum of the Prime Rate plus one percent (1%). In the event that Simmons resumes its efforts to enhance and develop Technology to a degree wherein expenditures for a year exceed the
Royalty amount which would be due under this Section 8.2 for such year, Primary Licensee's obligations to pay Simmons under this Section 8.2 shall resume. During any Development Lull Period, Simmons or its Affiliates shall not be obligated to provide any new Technology or Marketing Information to Primary Licensee.

     Section 8.3 - No Waiver or Estoppel.  The rendering of any royalty
     -----------------------------------
statement and/or payment of any royalties shown to be due thereby shall not in any event bar, or in any way operate as an estoppel of, Licensor's rights of examination, inspection and audit, as provided in Article 10, nor any rights or remedies of Licensor to any additional royalties that may be found to be due, all of which rights and remedies shall survive and shall not be deemed to have been waived by any act or omission on the part of Licensor.

                                   ARTICLE IX
                               CURRENCY AND TAXES
                               ------------------

     All amounts referred to in this Agreement shall be payable in Canadian dollars. Primary Licensee and any Secondary Licensees, if any, shall pay to Licensor and, if applicable, to Simmons the amount of any goods and services tax exigible on any payments to be made by either or both of the Primary Licensee and the Secondary Licensees under this Agreement, under the Excise Tax Act (Canada), as the same may be amended form time to time. Such amount shall be paid in addition to and at the same time as payments to be made by either or both the Primary Licensee and Secondary Licensees hereunder, to the party receiving such payment. The royalties described in Section 8.2 hereof payable to Simmons shall be net of taxes withheld and remitted to the Receiver General of Canada as hereinafter provided. Primary Licensee and Secondary Licensees shall withhold from the payment of such royalties an amount equal to ten (110%) percent thereof and shall remit such amount to the Receiver General of Canada within the prescribed time limits under the Income Tax Act (Canada) on account of the tax liability of

Simmons under Part XIII thereof; provided, however, that if Article XII(2) of the Canada-United States Tax Convention is amended to provide for a higher or lower rate of withholding (or for the elimination of same), the Primary Licensee and Secondary Licensees shall withhold tax on such royalties at the increased or decreased rate or shall cease to withhold any such amount, as the case may be.

                                    ARTICLE X
                              EXAMINATION OF BOOKS
                              --------------------

     Primary Licensee shall (and shall cause its Secondary Licensees to) maintain, for a period of at least five (5) years after each royalty statement is delivered to Licensor, such accurate books and records as shall be sufficient to confirm the number of Royalty Products sold by Primary Licensee (and its Secondary Licensees) in the Licensed Territory, and the total royalties due and payable under this Agreement. Primary Licensee shall (and shall cause its Secondary Licensees to) permit reasonable inspection by independent chartered accountants of such books and records as may reasonably be required to verify such data. Any such chartered accountants shall be chosen by Licensor subject to the reasonable approval of Primary Licensee (or, if applicable, a Secondary Licensee) and shall be paid by Licensor. Such chartered accountants shall only verify to Licensor (with a copy of such verification to Primary Licensee) whether Primary Licensee's (or a Secondary Licensee's) royalty statements are correct and, if any such statements are found to be incorrect, such chartered accountants will report to Licensor (with a copy of such report to Primary Licensee) the number of Royalty Products sold in the Licensed Territory by Primary Licensee (or its Secondary Licensee) during the period or periods in question and the total royalty properly payable thereon. Notwithstanding any other provision of this Agreement, should the royalty payment established by such inspection by such chartered accountants differ by more than four percent (4%) from the corresponding figure in the royalty statements furnished to Licensor by Primary Licensee (or any Secondary Licensee) hereunder, Primary Licensee (or such Secondary Licensee, as applicable) shall reimburse
Licensor for any and all expenses incurred by Licensor in the course of such inspection. The accuracy of any royalty payment may not be challenged by Licensor after expiration of the five (5) year period during which Primary Licensee (and each Secondary Licensee) must maintain books and records sufficient to confirm the accuracy of the report relating thereto.

                                   ARTICLE XI
                            GOVERNMENT REGISTRATIONS
                            ------------------------

     Section 11.1 - Governmental Filings.  Licensor and Primary Licensee shall
     -----------------------------------
execute and file with the Canadian Trade Marks

Office (at the cost of Licensor) a registered user application in respect of the Trademark License in the form attached hereto as Schedule E.

     Section 11.2 - Subsequent Registration of Patents.  Licensor shall use its
     -------------------------------------------------
best efforts and cooperate fully with Primary Licensee to register after the Effective Date from time to time as any Patent is newly-registered in the Licensed Territory as required under Section 12.2 hereof, the Patent License granted under this Agreement as an exclusive license with the appropriate registry in the Licensed Territory in which any Patents may be registered.
The expenses of registering new Patents shall be paid by Licensor. The expenses of maintaining Patents shall be paid by Primary Licensee.

     Section 11.3 - Registration of Primary Licensee in Licensed Territory.
     ---------------------------------------------------------------------
Licensor shall register Primary Licensee, immediately after the Effective Date, as the exclusive Primary Licensee of each Licensed Trademark registered in the Licensed Territory in the appropriate registries and Primary Licensee agrees to cooperate fully with Licensor to obtain such registrations. From time to time after the Effective Date, Licensor shall maintain and renew all registrations for any Licensed Trademarks newly-registered as required under the provisions of subsections 2.3(b) and (c), and shall use its best efforts and cooperate fully with Primary Licensee in connection with Primary Licensee's renewal for each such exclusive licensee registration. The expenses of registering new Trademarks shall be paid by Licensor. Licensor's expenses of renewing Trademarks and the Registered User applications shall be reimbursed by Primary Licensee.

     Section 11.4 - Registration by Primary Licensee.  Primary Licensee shall
     -----------------------------------------------
not register or apply to register with any government in the world any trademark identical or confusingly similar to any Licensed Trademark for use on or in connection with the manufacture, sale, importation, distribution, advertising and promotion of any products.

     Section 11.5 - Power of Attorney.  Primary Licensee and Licensor will enter
     --------------------------------
into a power of attorney substantially in the form set forth in Schedule H attached hereto, on the Effective Date of this Agreement, whereby Licensor authorizes Primary Licensee or its attorney to carry out any ministerial filings required by this Article 11. Primary Licensee will, and will cause its attorney to, dutifully carry out any obligation of Licensor pursuant to this Article 11 which Primary Licensee, or its attorney, is legally permitted and authorized by the power of attorney to carry out.

                                   ARTICLE XII
                         WARRANTIES AND INDEMNIFICATION
                         ------------------------------

     Section 12.1 - Technology and Trademark Warranties. Simmons represents and
     --------------------------------------------------
warrants to Primary Licensee that on the Effective Date of this Agreement it has the right to use the Technology presently in its knowledge, possession or control. Licensor and Simmons jointly and severally represent and warrant to Primary Licensee that, except as set forth in Schedule A, on the Effective Date of this Agreement (i) Licensor is the registered and beneficial owner of the Licensed Trademarks in the Licensed Territory, free from any security interests, charges, mortgages or other encumbrances, and as of the date of this Agreement, none of the Licensed Trademarks has been registered by Licensor with any government in the Licensed Territory for use on or in connection with the manufacture, sale, importation, distribution, advertisement or promotion of any product other than as specified in Schedule A and none of the Licensed Trademarks has been registered by any third party in the Licensed Territory for use on or in connection with the manufacture, sale, importation, distribution, advertisement, or promotion of any Licensed Products; (ii) each has the right to enter into this Agreement and the right to grant the licenses, rights and privileges granted herein, including but not limited to the Technology License and, with respect to the Licensed Trademarks, the Trademark License; (iii) there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements by Licensor, Simmons or the Affiliates of either arising as a result of its action relating to the use of the Technology, Patents, Licensed Trademarks or the Marketing Information in the Licensed Territory or otherwise inconsistent with the rights granted Primary Licensee by this Agreement; (iv) to the actual knowledge of Licensor and Simmons, Primary Licensee's use of such Technology, Patents, Licensed Trademarks and Marketing Information in connection with the manufacture, sale, importation, distribution, advertisement or promotion of Licensed Products in accordance with the terms of this Agreement does not infringe any right of any person, firm or corporation under the patent, copyright or trademark laws of the Licensed Territory; (v) neither Licensor nor Simmons is aware of any person infringing upon the Patents, Technology or Licensed Trademarks against whom steps have not been taken to protect the Patents, Technology Licensed Trademarks; and (vi) neither Licensor nor Simmons has developed or is engaged in the development of new technology relating to the bedding business other than the technology contained in the Patents and Technology.

     During the term of this Agreement, Licensor agrees that it will not without the prior written consent of Primary Licensee:

     (a) create, incur, assume or permit to exist any security interest, charge, mortgage, lien, hypothec, pledge, assignment or other encumbrance in or on any of the Patents or Licensed Trademarks;

     (b) sell, assign, transfer, convey or otherwise dispose of any of the Patents or Licensed Trademarks other than in accordance with Article 13;

     (c)  change its corporate name; or

     (d) carry on any business or voluntarily incur any liabilities other than as necessary to carry out its obligations under this Agreement.

     Section 12.2 - Additional Patent Warranties.  Licensor and Simmons jointly
     -------------------------------------------
and severally represent and warrant to Primary Licensee, on the Effective Date of this Agreement, that (i) the patents and/or applications therefor listed on Schedule D attached hereto constitute all Patents issued to, owned or licensable by Licensor, Simmons or the Affiliates of either as of the Effective Date of this Agreement in the Licensed Territory which cover in whole or in part devices or processes contained in or relating to pocket-coil, open-coil or other coil mattresses and box springs; (ii) Licensor is the registered and beneficial owner of the Patents in the Licensed Territory, free from any security interests, charges, mortgages or other encumbrances; and (iii) Licensor has full power and authority to enter into this Agreement and to grant the Patent License to Primary Licensee under such Patents and/or applications therefor. Licensor and Simmons agree to submit to Primary Licensee an updated Schedule D on the Effective Date and otherwise within thirty (30) days after any change in the Patents. From time to time during the term of this Agreement, Licensor and Simmons shall endeavor to obtain Patents in the Licensed Territory for any new Technology which is patentable and for which Licensor or Simmons has endeavored to obtain patents in the United States, with the appropriate registry in the Licensed Territory unless Simmons receives the opinion of legal counsel that registration in the Licensed Territory is precluded, a copy of which shall be provided to Primary Licensee. In its endeavor to obtain Patents in Licensor's name in the Licensed Territory on new Technology, neither Simmons nor Licensor shall be required to expend any more effort or resources than either may have expended in connection with the United States counterpart to any patent application filed in the Licensed Territory, nor shall either be required to prosecute or continue to prosecute any patent application in the United States or Canada when, in the opinion of counsel, meaningful patent protection is unlikely to be obtained. In the event that Licensor or Simmons, as applicable, determines not to prosecute or to discontinue prosecution of a patent application in the Licensed Territory, Primary Licensee shall be notified and given the opportunity to prosecute such patent application at its own expense.

     Section 12.3 - Government Approvals. Licensor further represents that,
     -----------------------------------
except for the notification and the registrations referred to in Sections 11.1,
11.2 and 11.3 hereof, it has made all
registrations and filings with, and obtained approvals of, any government agency necessary in connection with this Agreement.

     Section 12.4 - Indemnification.  Each party hereto (the "Indemnifying
     ------------------------------
Party") agrees to indemnify, defend and hold harmless the other parties hereto, any Affiliate thereof, and their respective successors and permitted assigns, if any, (the "Indemnified Party"), at any time after the Effective Date, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and expenses, which were reasonably incurred by the Indemnified Party, net of any insurance proceeds received by the Indemnified Party with respect thereto (all such amounts, net of insurance proceeds being hereafter referred to collectively as "Damages"), asserted against, resulting to, imposed upon or incurred by the Indemnified Party, directly or indirectly, by reason of or resulting from (i) a breach of any representation or warranty or any covenant or other agreement of the Indemnifying Party contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach and (ii) any claim against the Indemnifying Party by a third party based upon the manufacture, sale, advertisement, promotion or distribution of any Licensed Product by the Indemnifying Party (items (i) and (ii) are, collectively, "Claims").

     Section 12.5 - Damage Limitations.
     ---------------------------------

          (i) Notwithstanding any other provisions of this Agreement, and consonant with Section 11.4 of the Stock Purchase Agreement, no amount shall be payable in indemnification under this Article 12 of this Agreement to Primary Licensee with respect to a breach of representation or warranty unless and until such losses and losses suffered by Purchaser under the Stock Purchase Agreement, in the aggregate, equal or exceed $350,000.00 provided that if such losses, in the aggregate, equal or exceed $350,000.00 Primary Licensee shall be entitled to be indemnified for all its losses in excess of $350,000.00 up to a maximum amount equal to the Purchase Price as defined in the Stock Purchase Agreement. The parties agree that Primary Licensee shall not be entitled to be indemnified for any individual event giving rise to Damages the amount of which amounts to less than $35,000.00 (an "Immaterial Loss") and such Immaterial Losses shall not be included in the computation of the dollar limits set forth in the preceding sentence.

          (ii) For greater certainty the parties agree that the dollar thresholds and limits referred to in (i) above shall only apply to losses suffered by Primary Licensee as a result of the breach of any representation or warranty made by Licensor or Simmons pursuant to this
     Article 12.

     (iii) In any case where an Indemnifying Party has indemnified an Indemnified Party for any Damages and such Indemnified Party recovers from third parties all or any part of the amount so indemnified by the Indemnifying Party, such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the amount so indemnified by the Indemnifying Party.

     Section 12.6 - Notice of Indemnification.  The obligations and liabilities
     ----------------------------------------
of the Indemnifying Party under any provision of this Agreement with respect to Claims relating to third parties shall be subject to the following terms and conditions:

          (i) Whenever the Indemnified Party shall have received notice that such a claim has been asserted or threatened, which, if valid, would be subject to an Indemnity under this Agreement, the Indemnified Party shall as soon as reasonably possible and in any event within the earlier of thirty (30) days after receipt of such notice or such date as will afford sufficient time to prepare and file a timely answer to a complaint or similar initiation of judicial proceedings, notify the Indemnifying Party of such Claim and of all relevant facts within its knowledge which relate thereto; provided, however, that the failure of the Indemnified Party to give timely notice hereunder shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement unless, and only to the extent that, such failure caused the Damages for which the Indemnifying Party is obligated to be greater than they would have been had the Indemnifying Party been given timely notice hereunder.

          (ii) The Indemnifying Party will have the right, but not the obligation, to assume the defense of any claim made pursuant to this
     Section 12.6. If the Indemnifying Party, within the earlier of thirty (30) days after receipt of notice of a Claim pursuant to this Section 12.6 or such date as will afford sufficient time to prepare and file a timely answer to a complaint or similar initiation of judicial proceedings, fails to assume the defense of such Claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof. The Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement.

     (iii) Anything in this Section 12.6 to the contrary notwithstanding, (1) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party, the Indemnified Party shall have the right to defend, at its own cost and expense, and to compromise or settle such claim with the consent of the Indemnifying Party, and (2) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment. In the event the Indemnifying Party makes a bona fide settlement proposal which the third party claimant has confirmed is acceptable to it and which the Indemnified Party rejects, the Indemnifying Party's obligation to indemnify the Indemnified Party shall be limited to such settlement proposal.

     Section 12.7 - Survival of Indemnification.  The Indemnification set forth
     ------------------------------------------
in this Article 12 shall survive the termination of this Agreement only in respect of any Claims based on facts or circumstances existing as of, or arising out of Licensed Products manufactured or sold prior to, the date of such termination, for a period within which a third party can sue Primary Licensee or Licensor or Simmons, as the case may be, or one (1) year if the Indemnified Party is not claiming indemnification as a result of a third party suit or, if shorter, the relevant statute(s) of limitations.

     Section 12.8 - Other Remedies.   Nothing in this Article 12 shall be
     -----------------------------
construed to limit the non-monetary equitable remedies of either party hereto in respect of any breach by the other party of any covenant or other agreement of such other party contained in or made pursuant to this Agreement required to be performed after the Effective Date.

     Section 12.9 - Set-off.
     ----------------------

          (a) In addition to any other rights Primary Licensee may have under this Agreement or at law or in equity, the parties agree that Primary Licensee shall have the right, exercisable in accordance with subsections
     (b) and (c), to set-off against the royalty payments required to be made from time to time by Primary Licensee under this Agreement for its exclusive use of the Licensed Trademarks and Patents, (i) all amounts which may be owing from time to time by Simmons or Licensor to Primary Licensee hereunder and (ii) any amounts which may be owing from time to time by Simmons or Simmons Limited to 896552 Ontario Inc., or its successors and assigns, under the Stock Purchase Agreement.

          (b) Each time Primary Licensee claims an amount from Simmons or Licensor pursuant to Section 12.9(a) it shall do so by written notice specifying the amount, the provision of this Agreement, the Stock Purchase Agreement or other agreement by virtue of which it is claimed and the reasons for the claim.

     If Simmons or Licensor does not for any reason whatsoever pay the amount within ten (10) days following the receipt of the notice or notify Primary Licensee within such ten (10) day period that it disputes Primary Licensee's claim, then Primary Licensee shall be entitled to claim an equivalent amount by way of set-off pursuant to Section 12.9(a) hereof together with interest thereon at a rate per annum equal to the Prime Rate plus one and one-quarter percent (1 1/4%) from the date it provided the notice to the Vendor until the date or set-off.

          (c) In the event that Simmons or Licensor notifies Primary Licensee within such ten (10) day period that it disputes Primary Licensee's entitlement to receive the amount claimed, Primary Licensee shall forthwith deposit the amount claimed in trust with Primary Licensee's solicitors, a recognized trust company duly qualified to carry on business in the Province of Ontario or such other person (the "Agent") as may be mutually agreed upon by the parties until the Agent receives either a joint written direction or a final judgment certificate (as those terms are hereinafter respectively defined). Upon the receipt by the Agent of such joint written direction or final judgment certificate, as the case may be, the Agent shall be entitled to release the amount claimed and any accumulated interest thereon to the party or parties and in proportions and in the
     manner therein provided.   For purposes of this Section 12.9(c), the term
     "joint written direction" shall mean a written communication addressed to the Agent and executed by or on behalf of either Simmons or Licensor and by Primary Licensee and the term "final judgment certificate" shall mean a certified transcript of a judgment from which the appeal period has expired without appeal.

                                  ARTICLE XIII
               OPTION TO PURCHASE LICENSED TRADEMARKS AND PATENTS
               --------------------------------------------------

     Section 13.1 - Triggering Event.  If the following events under (i) both
     -------------------------------
subsections (a) and (b) of this Section 13.1 or (ii) both subsections (c) and
(d) of this Section 13.1, shall have occurred and be continuing, a triggering event (a "Triggering Event") shall be deemed to have occurred:

     (a) a liquidation or sale of the shares or assets of Simmons (i) pursuant to a liquidation plan under Chapter 11 of the United States Bankruptcy Code,
(ii) by the trustee in Bankruptcy pursuant to a proceeding under Chapter 7 of the United States Bankruptcy Code, (iii) pursuant to Section 363 of the United States Bankruptcy Code, or (iv) by means other than a permitted assignment as set forth in Article 17; and

     (b) (i) such sale is not to an entity that will continue the portion of business of Simmons or Licensor relating to the

Patents and Licensed Trademarks, such that the rights of Primary Licensee under the Trademark License and Patent License shall be terminated, or (ii) there is a failure by Licensor or the successor in interest of Licensor to meet the material obligations of Licensor under this Agreement and a demonstrable inability to cure such failure within forty-five (45) days of the receipt by Licensor or such successor in interest to Licensor of notice from Primary Licensee of such failure, such notice setting forth with particularity the acts and omissions alleged to have caused such failure.

     (c) (i) Licensor shall admit in writing its insolvency or make a general assignment for the benefit of creditors or any proceeding shall be instituted by Licensor seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, receiver and manager, trustee, custodian or other similar official for it or any substantial part of its property and assets or it shall take any corporate action to authorize any of the foregoing actions; or
(ii) any proceeding shall be instituted against Licensor seeking to have an order for relief entered against it as a debtor or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, receiver and manager, trustee, custodian or similar official for it or for any substantial part of its property and assets and such proceedings are not or no longer being contested in good faith by appropriate proceedings, but in no event longer than forty-five (45) days from the institution of such first-mentioned proceedings; and

     (d) there is a breach by Licensor or the successor in interest of Licensor to meet the material obligations of Licensor under the Trademark License or the Patent License and such failure shall not have been cured within forty-five
(45) days of the receipt by Licensor or such successor in interest to Licensor of notice from Primary Licensee of such failure, such notice setting forth in reasonable detail the acts or omissions alleged to have caused such failure.

Any proceedings against Licensor referred to in subsection (c)(ii) of this
Section 13.1 initiated by Primary Licensee or a Secondary Licensee shall not give rise to a Triggering Event.

     Section 13.2 - Option.  If a Triggering Event occurs, Primary Licensee
     ---------------------
shall have the right (but not the obligation) to require Licensor or its successor in interest to sell the Patents and

Licensed Trademarks (collectively, the "Purchased Assets") to Primary Licensee in accordance with the provisions of this Article 13.

     Section 13.3 - Notice.  Primary Licensee may exercise its right under
     ---------------------
Section 13.2 by giving notice ("Notice") to Licensor or its successor in interest stating its desire to purchase the Purchased Assets.

     Section 13.4 - Purchase Price.  If Primary Licensee exercises its rights
     -----------------------------
pursuant to this Article 13, the aggregate purchase price for the Purchased Assets to be sold by Licensor and to be purchased by Primary Licensee shall be $10 for each such unexpired Patent, patent application and Licensed Trademark (the "Exercise Price") and (ii) the royalties payable under Section 8.1 hereof to Licensor or its successor in interest for so long as Primary Licensee continues to use or license others to use the Patents or Licensed Trademarks. Such royalty payments for purposes of this Section 13.4 shall be deemed deferred payments of the purchase price.

     Section 13.5 - The Closing.  The closing of the sale of the Purchased
     --------------------------
Assets pursuant to this Article 13 shall occur at the offices of counsel to Primary Licensee at 2:00 p.m. (Toronto time) on the tenth (10th) business day following the day on which the Notice was received by Licensor or its successor in interest or at such other place or time or on such date as Primary Licensee and Licensor may determine ("Closing Date"). At closing on the Closing Date:

     (a) Licensor shall deliver to Primary Licensee all such bills of sale, transfers, assignments, notices and other documents which in the opinion of counsel to Primary Licensee would be necessary or advisable to effectively vest title to the Purchased Assets in Primary Licensee free and clear of any mortgage, lien, charge, pledge, hypothecation, security interest, encumbrance or adverse claim of any kind created by or arising through Licensor other than those in favor of Primary Licensee; and

     (b) Primary Licensee shall deliver to Licensor a cheque payable to the order of Licensor in the amount of the Exercise Price.

     Section 13.6.  The exercise of the right granted to Primary Licensee under
     ------------
this Article 13 by delivery of the Notice to Licensor shall be irrevocable and shall bind Licensor or its successor in interest to sell, and Primary Licensee to purchase, the Purchased Assets in accordance with the foregoing provisions of this Article 13.

     Section 13.7 - Power of Attorney.  In the event Primary Licensee exercises
     --------------------------------
the rights to purchase the Purchased Assets, Licensor hereby irrevocably constitutes and appoints Primary

Licensee and each of its directors and officers holding office from time to time as its true and lawful attorney-in-fact and agent for, in the name of and on behalf of Licensor or its successor in interest, to execute and deliver in the name of Licensor or its successor in interest all such bills of sale, transfers, assignments, notices, agreements and other documents as may be necessary to transfer and assign the Purchased Assets, or any part thereof, to Primary License, or its nominee or nominees. Such appointment and power of attorney, being coupled with an interest, shall not be revoked by the insolvency or bankruptcy of Licensor and Licensor hereby ratifies and confirms and agrees to ratify and confirm all that Primary Licensee may lawfully do or cause to be done by virtue of the provisions hereof.

                                   ARTICLE XIV
                           ACKNOWLEDGEMENT OF DAMAGES
                              AND SECURITY INTEREST
                              ---------------------

     Section 14.1 - Breach of Patent and Trademark Licenses.
     ------------------------------------------------------

     (a) The parties acknowledge that damages may not be an adequate remedy if Licensor breaches its material obligations under the Patent License or the Trademark License and Primary Licensee loses all of its rights under the Patent License and Trademark License. As such, the parties agree Primary Licensee may seek and obtain an order for specific performance, injunction or similar equitable remedy to ensure Licensor's performance of the Patent License and the Trademark License and that such remedy may be sought in lieu of or in addition to damages. The parties agree that the amount of losses or damages suffered or incurred by Primary Licensee in the event of any material breach of its material obligations under the Patent License or the Trademark License is the fair market value of the Patents or Licensed Trademarks, as the case may be, at the time or such breach plus $25,000 (representing the parties' estimate of the reasonable costs and expenses to be incurred by Primary Licensee as a result of such breach) (collectively, the "Loss Amount"). The parties agree that the Loss Amount is a genuine attempt by them to estimate Primary Licensee's actual losses and damages which may arise in connection with a breach by Licensor of its material obligations under the Patent License or the Trademark License and that upon such a breach and a failure to cure such a breach within forty-five (45) days after receipt by Licensor or its successor in interest of written notice from Primary Licensee calling attention to such breach, specifying the nature thereof and the action required to correct such breach, the Loss Amount shall become immediately due and payable by Licensor to Primary Licensee. The parties agree that such damages should not be construed as granting an undue benefit to Primary Licensee or as imposing a penalty upon Licensor.

     (b) In order to secure Licensor's obligations to perform the Patent License and the Trademark License and to secure the payment of its obligations under paragraph (a) above, Primary Licensee shall be granted a security interest in the Licensed Trademarks and Patents substantially in the form set forth in Schedule G attached hereto.

     Section 14.2 - Breach of Obligation to Sell Purchased Assets.
     ------------------------------------------------------------

     (a) The parties acknowledge that damages may not be an adequate remedy if Licensor breaches its obligation to sell the Purchased Assets to Primary Licensee pursuant to the rights of Primary Licensee under Article 13. As such, the parties agree that Primary Licensee may seek and obtain an order for specific performance, injunction or similar equitable remedy to ensure Licensor's performance of its covenants contained in Article 13 and that such remedy may be sought in lieu of or in addition to damages. The parties agree that the amount of losses or damages suffered or incurred by Primary Licensee in the event of any material breach by Licensor of its covenants contained in
Article 13 is the fair market value of the Patents and Licensed Trademarks at the time of such breach plus $35,000 (representing the parties' estimate of the reasonable costs and expenses to be incurred by Primary Licensee as a result of such breach) (collectively, the "Damage Amount"). The parties agree that the Damage Amount is a genuine attempt by them to estimate Primary Licensee's actual losses and damages which may arise in connection with a breach by Licensor of its obligations under the covenants contained in Article 13 and that upon such a breach the Damage Amount shall become immediately due and payable by Licensor to Primary Licensee. The parties agree that such damages should not be construed as granting an undue benefit to Primary Licensee or as imposing a penalty upon Licensor.

     (b) In order to secure Licensor's obligations to perform its covenants contained in Article 13 and to secure the payment of its obligations under paragraph (a) above, Primary Licensee shall be granted a security interest in the Licensed Trademarks and Patents substantially in the form set forth in Schedule G attached hereto.

     Section 14.3 - Recourse.  Any recourse under this Article 14 in respect of
     -----------------------
any breach by Licensor, Simmons or the successor in interest of either with respect to its obligations under Section 14.1(a) or 14.2(a) shall be limited to the realization of the Patents and Licensed Trademarks and there shall be no additional liability for any deficiency. In the event recourse is taken by Primary Licensee as described in the preceding sentence, Primary Licensee and any Secondary Licensee shall continue to be obligated to pay royalties to Licensor or Simmons, as the case may be, as set forth in Article 8 hereof. Nothing contained in this Article 14, however, shall limit any of the rights or remedies otherwise available to Primary Licensee under any other Articles of this Agreement (except Article 13) in the event of any breach by

Licensor, Simmons or the successor in interest of either with respect to any of their obligations under any other Articles of this Agreement (except Article
13), including without limitation obligations under the Trademark License and Patent License.

                                   ARTICLE XV
                   ACKNOWLEDGMENT OF INTENTION OF THE PARTIES
                   ------------------------------------------

     The parties acknowledge that in negotiating the Stock Purchase Agreement it was 896552 Ontario Inc.'s position that since Primary Licensee was purchasing the Bedding Business and Upholstery Business (as such terms are defined therein) as going concerns Primary Licensee should also be acquiring both legal and beneficial title to the Patents and Licensed Trademarks. However, it is Simmons' policy in selling its operations in countries outside of the United States to retain through itself or an Affiliate both the legal and beneficial title to the intellectual property to ensure the continued strength and validity of its trademarks and security of its Technology and to license such interest to its licensees. The understanding between the parties, however, and the purpose of the provisions contained herein, including, without limitation, the security interest granted pursuant to Article 14 and the option provided pursuant to
Article 13, is to ensure that as long as Primary Licensee complies with the provisions of this Agreement it will be entitled to the exclusive right to use the Patents and Licensed Trademarks and, accordingly, Licensor and Simmons hereby declare that effective upon the occurrence of (a) a Triggering Event or
(b) a breach of the Trademark License and Patent License which, were it not for this provision, would result in a loss of Primary Licensee's rights hereunder as described in Section 14.1(a) hereof, Licensor and Simmons hold this Agreement and the rights of Primary Licensee hereunder in trust for the benefit of Primary Licensee.

                                   ARTICLE XVI
                            CONSTRUCTION OF AGREEMENT
                            -------------------------

     This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein and each party hereby irrevocably and unconditionally attorns to the non-exclusive jurisdiction of the courts of such province.

                                  ARTICLE XVII
                                   ASSIGNMENT
                                   ----------

     Subject to the restrictions set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by any party hereto without the prior written consent of the other parties, which consent will not be unreasonably withheld. The prohibition against assignment of any of the rights and obligations hereunder shall not apply to and no consent of the other parties are required for (i) additional licenses permitted pursuant to Section 2.4 hereof, (ii) assignments by Primary Licensee to any person who is not a Competitor, (iii) assignments to a successor in interest of Simmons which acquires substantially all of the business of Simmons, whether by sale of assets, sale of shares, amalgamation, arrangement, consolidation or merger,
(iv) assignments by Simmons (but not Licensor) to an Affiliate of Simmons and (v) assignments by Licensor or Primary Licensee of its rights but not its obligations hereunder to any of its creditors as required pursuant to the terms or conditions of any mortgage, indenture, debenture, pledge, security agreement or other agreement, document or instrument made or entered into by Licensor or Primary Licensee, or (v) amalgamation of Primary Licensee and 896552 Ontario, Inc. The parties shall give prior written notice to the other party of any of the foregoing permitted assignments to any person
(other than the amalgamation referred to in (v) above).  Assignments under
(ii) and (iii) shall release the assignor from any further obligations under this Agreement provided that the assignee agrees in writing to be bound by the terms of this Agreement.

                                  ARTICLE XVIII
                             LICENSE AGREEMENT ONLY
                             ----------------------

     It is the intention of the parties hereto to enter into a license agreement and option sale agreement only and nothing herein contained shall be construed to regard the parties hereto as constituting partners or joint venturers, or to constitute the arrangement herein provided for as a partnership or joint venture. No party has the authority to contract or sign documents on behalf of another party except as specifically provided herein.

                                   ARTICLE XIX
                                     NOTICES
                                     -------

     Any and all notices or other writings which are required to be served, or which may be served under the provisions of this Agreement, shall be in writing, and shall be sufficiently served if delivered personally, by facsimile transmission, telexed or mailed by registered or certified mail (return receipt registered), postage prepaid, or by a reputable overnight delivery service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

     To Simmons:    Simmons Company
                    6 Executive Park Drive
                    Atlanta, Georgia, U.S.A. 30329
                    Attention: President

                    Facsimile No.: (404) 325-9785

     Copy to:       Simmons Company
                    6 Executive Park Drive
                    Atlanta, Georgia, U.S.A 30329
                    Attention: General Counsel

                    Facsimile No.: (404) 325-9785

     To Licensor:   C/O Simmons Company

     To Primary Licensee:
                    Simmons Canada Inc.
                    6900 Airport Road
                    Mississauga, Ontario CANADA

                    Facsimile No.: (416) 671-0669

     If mailed as aforesaid, seven (7) days after the date of mailing shall be the date notice shall be deemed to have been received unless mailed by overnight delivery service, in which case notice shall be deemed to have been received the next business day after delivery by such service.


                                   ARTICLE XX
                           AMENDMENT AND MODIFICATION
                           --------------------------

     This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.


                                   ARTICLE XXI
                              TERM AND TERMINATION
                              --------------------

     Section 21.1 - Term.  The term of this Agreement and the licenses granted
     -------------------
hereunder shall commence on the Effective Date and shall continue perpetually, unless terminated pursuant to, and only by reason of the events described in, this Article 21.

     Section 21.2 - Termination for Failure to Pay Monies Due.  Licensor and
     --------------------------------------------------------
Simmons may terminate this Agreement by giving Primary Licensee written notice thereof in the event, and only following such event, that Primary Licensee shall have failed to pay when due any royalties payable by Primary Licensee to Licensor pursuant to Section 8.1 or to Simmons pursuant to Section 8.2 (except as otherwise set forth in Section 8.2) and Primary Licensee shall not have paid such royalties within forty-five (45) days after the giving of such notice. In the event of a dispute or controversy as to the amount of royalties, the failure to pay any amount in dispute shall not be deemed a failure to pay for purposes of this Section 21.2 until fifteen (15) days after such dispute shall have been resolved, provided that any additional royalties ultimately determined to be owing shall be treated as not having been paid when due for purposes of Section 8.1.

     Section 21.3  - Other Terminations.  Licensor may terminate this Agreement
     ----------------------------------
by giving Primary Licensee written notice thereof in the event that (i) Primary Licensee or any of its Affiliates breaches any provision of Article 4 or 5 of this Agreement, and such breach has a material detrimental effect on Simmons
(ii) Primary Licensee or any of its Affiliates breaches the provisions of
Section 6.1 hereof and such breach has a material detrimental effect on Simmons, and with respect to (i) and (ii), such breach has not been remedied within forty- five (45) days after receipt by Primary Licensee or its Affiliate of written notice from Licensor or Simmons calling attention to such breach, specifying the nature thereof and the action required to correct the breach, or (iii) (A) Primary Licensee shall admit in writing its insolvency or make a general assignment for the benefit of creditors or any proceeding shall be instituted by it seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, receiver and manager, trustee, custodian or other similar official for it or any substantial part of its property and assets or it shall take any corporate action to authorize any of the foregoing actions; or (B) any proceeding shall be instituted against Primary Licensee seeking to have an order for relief entered against it as a debtor or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, receiver and manager, trustee, custodian or similar official for it or for any substantial part of its property and assets and such proceedings are not or are no longer being contested in good faith by appropriate proceedings but in no event longer than forty-five (45) days from the institution of such first-mentioned proceedings; and (C) there is a breach by Primary Licensee or the successor in interest of Primary Licensee to meet the material obligations of Primary Licensee under this Agreement, and such failure shall not have been cured within forty-five (45) days of the receipt by Primary Licensee or such successor in interest to Primary Licensee of notice from Licensor of such failure, such notice setting forth in reasonable detail the acts or omissions alleged to have caused such failure.

     A "material detrimental effect", as used herein, shall mean any material damage to or material diminution of the good will or reputation of Licensor, Simmons or Simmons' products.

     Section 21.4  - Breach by Secondary Licensee.  A breach by a Secondary
     --------------------------------------------
Licensee shall not trigger the termination of this Agreement unless Primary Licensee fails to take appropriate steps to terminate the license agreement with such Secondary Licensee pursuant to Section 2.4 hereof, or to take reasonable steps to cure or have cured the breach within the forty-five (45) day period for cure permitted under Section 2.4 (iii).

     Section 21.5 - Termination by Primary Licensee.  Primary Licensee may
     ----------------------------------------------
terminate this Agreement upon ninety (90) days prior written notice to Simmons and Licensor.

     Section 21.6 - Payment of Royalties After Termination.
     -----------------------------------------------------
Termination of this Agreement for any reason shall not release Primary Licensee from any obligation to pay any royalties accrued and unpaid at the effective date of such termination nor to pay royalties on the Royalty Products manufactured prior to termination but sold or used after termination, nor shall such termination release any party of any part of any obligation accrued prior to the date of such termination, or obligations continuing beyond termination of the Agreement.

     Section 21.7 - Sales of Inventory After Termination.  Upon termination
     ---------------------------------------------------
of this Agreement, Primary Licensee shall have a period of six (6) months after the date of termination in which to sell off its then remaining inventory of Licensed Products and shall report to Licensor with respect to such sales and make the requisite royalty payment, if any, within thirty (30) days after the end of the aforesaid six month period. All other duties and obligations of Primary Licensee under this Agreement shall remain in force during the sell-off period. Within thirty (30) days after termination of this Agreement, Primary Licensee and each Secondary Licensee shall deliver to Licensor a statement indicating the number and description of the Licensed Products which it had on hand or in the process of manufacturing as of the termination date. Licensor shall have the option of conducting a physical inventory at the time of termination and/or at a later date in order to ascertain or verify such statement. In the event that Primary Licensee refuses to permit Licensor to conduct such physical inventory, Primary Licensee shall forfeit its rights hereunder to dispose of such inventory. In addition to such forfeiture, Licensor shall have recourse to all other remedies available to it.

     Section 21.8 - Reversion of Licenses.  After the termination of this
     ------------------------------------
Agreement or any of the licenses granted hereunder, all rights granted to Primary Licensee pursuant to the Patent License and/or the Trademark License, as applicable, shall forthwith revert to Licensor, and all rights granted to Primary Licensee pursuant to the Technology License shall forthwith revert to Simmons, who shall be free to license others to use such terminated rights in connection with the manufacture, sale, distribution, advertisement, promotion and exportation of the Licensed Products in the Licensed Territory and, except as otherwise expressly permitted by this Agreement, Primary Licensee shall refrain from further use of such rights or any further reference to them, either directly or indirectly, in connection with the manufacture, sale, advertisement, promotion and exportation of the Licensed Products in the Licensed Territory.

     Section 21.9 - Acknowledgment of Damage.  Except as may otherwise be
     ---------------------------------------
permitted by this Agreement, Primary Licensee acknowledges that its failure to cease the manufacture, sale, advertisement, promotion and exportation of the Licensed Products in the Licensed Territory and/or use in any way of the Patents, Licensed Trademarks, Technology and Marketing Information at the termination of this Agreement will result in immediate and irreparable damage to Licensor and Simmons and to the rights of any subsequent licensee of Licensor or Simmons. Primary Licensee acknowledges and admits that there is no adequate remedy at law for failure to cease such activities and Primary Licensee agrees that in the event of such failure, Licensor or Simmons, as applicable, shall be entitled to equitable relief by way of injunctive relief and such other relief as any court with jurisdiction may deem just and proper.

     Section 21.10 - Insufficient Use of a Trademark.  In the event any Licensed
     -----------------------------------------------
Trademark registered in the Licensed Territory shall not have been sufficiently used by Primary Licensee, its Affiliates or Secondary Licensees for a period of time that, under the applicable laws of the Licensed Territory, Licensor's ownership right to such Licensed Trademark shall be subject to forfeiture, Primary Licensee shall give notice of such fact to Licensor and if Primary Licensee does not cure such insufficient use within sixty (60) days of Licensor's notice thereof, then Licensor may by written notice terminate the Trademark License with respect to such Licensed Trademark only and shall thereafter have the right to use or license others and use such Licensed Trademark in connection with the manufacture, sale, distribution, advertisement, promotion and exportation of the Licensed Products in the Licensed Territory.


                                  ARTICLE XXII
                                 FORCE MAJEURE
                                 -------------

     If the performance of this Agreement or of any obligation hereunder is prevented, restricted or interfered with by reason of fire, or other casualty or accident, strikes or labor disputes, inability to procure raw materials, delays in transportation, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any govenment agency (including but not limited to the foreign exchange controls of any country or territory in the Licensed Territory applicable to

Primary Licensee or any Secondary Licensee), or any other act or condition whatsoever beyond the reasonable control of the parties hereto (excluding economic conditions of a party), the party so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference, provided that the party so affected shall use its best efforts to avoid or remove such causes of non-performance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed and shall faithfully provide substitute performance as the parties hereto may reasonably agree.


                                  ARTICLE XXIII
                           TRANSFER OF TECHNICAL DATA
                           --------------------------

     Primary Licensee agrees that none of the Technology or Equipment received directly or indirectly from Licensor or Simmons shall be transshipped directly or indirectly to those countries to which such transshipment is prohibited by the laws, statutes and regulations of the United States of America as they may from time to time be amended.


                                 ARTICLE XXIV
                                 INTEGRATION
                                 -----------

     This Agreement, the Stock Purchase Agreement and all related agreements being executed simultaneously herewith or, by their terms, effective on even date herewith, embody the entire understanding between the parties relating to the subject matter hereof and all prior representations or agreements relating to the subject matter hereof are superseded and replaced by such agreements as of the date of signing by each of the parties.


                                  ARTICLE XXV
                                  SEVERABILITY
                                  ------------

     The parties agree that (1) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (2) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (3) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

                                  ARTICLE XXVI
                                    CAPTIONS
                                    --------

     The titles to the Sections of this Agreement are included herein solely for convenience, are not a part of this Agreement and do not in any way limit or amplify the terms of this Agreement.

                                  ARTICLE XXVII
                          SIMMONS' CONTROL OF LICENSOR
                          ----------------------------

     Simmons shall cause Licensor to do all acts and perform all obligations required of Licensor under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the day and year first above written.

                                        SIMMONS COMPANY


                                        By /s/
                                           __________________________________
                                        Its     CFO
                                            _________________________________

Witness:

/s/
____________________________________

                                        LICENSOR

                                        By /s/
                                          ___________________________________
                                        Its
                                           __________________________________

Witness:

/s/
____________________________________

                                        SIMMONS CANADA INC.

                                        By /s/  Pat Thody
                                          ____________________________________
                                        Its
                                           ___________________________________

Witness:

/s/
____________________________________